7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-6471	Contact Cliff Sifford President and Chief Executive Officer or W. Kerry Jackson Senior Executive Vice President, Chief Operating and Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL REPORTS THIRD QUARTER FINANCIAL RESULTS

Evansville, Indiana, November 16, 2017 - Shoe Carnival, Inc. (Nasdaq: SCVL) a leading retailer of moderately priced footwear and accessories, today reported results for the third quarter and nine months ended October 28, 2017.

Third Quarter Highlights

•	Net sales increased 4.7 percent to $287.5 million

•	Comparable store sales increased 4.4 percent

•	Earnings per diluted share increased 22.2 percent to $0.66

•	Inventory was down 4.3 percent on a per-store basis

Cliff Sifford, Shoe Carnival's President and Chief Executive Officer commented, "We are very pleased with our third quarter financial results, which reflect the strength of our selection of family footwear for the back-to-school season and our team's ability to increasingly connect with customers across Shoe Carnival's multi-channel presence.  During the quarter, our traffic was down low single digits, particularly due to the three hurricanes affecting Texas, Florida and Puerto Rico.  Despite the inclement weather in these regions, we experienced solid increases in both units per transaction and conversion which helped drive a 4.4 percent increase in comparable store sales for the quarter.  These increases, combined with our ongoing commitment and ability to effectively manage expenses, resulted in a 22 percent year-over-year increase in quarterly earnings per diluted share.  Based on our third quarter performance and our outlook for the remainder of the year, we are pleased to raise our fiscal year outlook."

Third Quarter Financial Results

The Company reported net sales of $287.5 million for the third quarter of fiscal 2017, a 4.7 percent increase, compared to net sales of $274.5 million for the third quarter of fiscal 2016.  Comparable store sales increased 4.4 percent in the third quarter of fiscal 2017.

Gross profit margin for the third quarter of fiscal 2017 decreased 0.1 percent to 29.8 percent compared to 29.9 percent in the third quarter of fiscal 2016.  Merchandise margin decreased 0.8 percent and was partially offset by buying, distribution and occupancy expenses, which decreased 0.7 percent as a percentage of net sales compared to the third quarter of fiscal 2016.

Selling, general and administrative expenses ("SG&A") for the third quarter of fiscal 2017 increased $1.2 million to $67.8 million.  As a percentage of net sales, these expenses improved 0.7 percent to 23.6 percent compared to 24.3 percent in the third quarter of fiscal 2016.

Net income for the third quarter of fiscal 2017 was $10.7 million, or $0.66 per diluted share.  For the third quarter of fiscal 2016, the Company reported net income of $9.7 million, or $0.54 per diluted share.

Nine Month Financial Results

Net sales during the first nine months of fiscal 2017 increased $9.0 million to $775.9 million compared to the same period last year.  Comparable store sales for the thirty-nine week period ended October 28, 2017, increased 0.4 percent.

Net earnings for the first nine months of fiscal 2017 were $22.8 million, or $1.38 per diluted share, compared to net earnings of $24.4 million, or $1.31 per diluted share, in the first nine months of fiscal 2016.  The gross profit margin for the first nine months of fiscal 2017 was 29.1 percent compared to 29.3 percent in the same period last year.  SG&A for the first nine months increased $3.1 million to $188.5 million.  As a percentage of net sales, these expenses increased to 24.3 percent compared to 24.2 percent in the first nine months of fiscal 2016.  The Company opened 19 stores and closed ten stores during the first nine months of fiscal 2017 compared to 15 store openings and five store closings in the first nine months of fiscal 2016.

Store Openings and Closings

The Company expects to open 19 stores and close 26 stores during fiscal 2017 compared to opening 19 stores and closing nine stores during fiscal 2016.

Expected store openings and closings by quarter for the fiscal year are as follows:

	New Stores	Store Closings
1st quarter 2017	7	5
2nd quarter 2017	5	4
3rd quarter 2017	7	1
4th quarter 2017	0	16
Fiscal year 2017	19	26

The seven new stores opened during the third quarter include locations in:

City	Market	Total Stores in the Market
Bridgeton, MO	St. Louis, MO	14
Exon, PA	Philadelphia, PA	12
Freeport, IL	Rockford, IL	2
Heath, OH	Columbus, OH	3
Poplar Bluff, MO	Paducah, KY	4
Topeka, KS	Topeka, KS	1
Waukegan, IL	Chicago, IL	22

Fiscal 2017 Earnings Outlook

The Company expects fiscal 2017 net sales to be in the range of $1.020 billion to $1.025 billion, with comparable store sales flat to up low single digits.  Earnings per diluted share for the fiscal year are expected to be in the range of $1.42 to $1.49.  Fiscal 2016 earnings per diluted share were $1.28 and adjusted earnings per diluted share were $1.40.

Conference Call

Today, at 4:30 p.m. Eastern Time, the Company will host a conference call to discuss the third quarter results.  Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com.  While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors.  A replay of the webcast will be available on the Company's website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

Non-GAAP Adjusted Results

The non-GAAP adjusted results for the full year of fiscal 2016 discussed herein exclude the impact of non-cash asset impairment charges related to long-lived assets associated with seven of the Company's Puerto Rico stores, which are recorded in SG&A.  These adjusted results are provided to enhance the user's overall understanding of the Company's historical operations and financial performance.  Specifically, the Company believes the adjusted results provide investors with relevant period-to-period comparisons of the Company's core operations.  The unaudited adjusted results are provided in addition to, and not as alternatives for, the Company's reported results determined in accordance with generally accepted accounting principles.  A complete reconciliation of actual results to the adjusted results appears below in the table entitled "Reconciliation of Non-GAAP Financial Measures to GAAP."

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation's largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national and regional name brands.  As of November 16, 2017, the Company operates 424 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic crisis in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; our ability to successfully navigate the increasing use of on-line retailers for fashion purchases and the impact on traffic and transactions in our physical stores; our ability to attract customers to our e-commerce website and to successfully grow our e-commerce sales; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees; our ability to manage our third-party vendor relationships; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments in, and continued favorable trade relations with, China and other countries which are the major manufacturers of footwear; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; our ability to meet our labor needs while controlling costs; future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company's SEC filings, including the Company's latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
 (Unaudited)

	Thirteen	Thirteen	Thirty-nine	Thirty-nine
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016

Net sales	$287,469	$274,524	$775,922	$766,901
Cost of sales (including buying,
distribution and occupancy costs)	201,802	192,514	549,872	542,105

Gross profit	85,667	82,010	226,050	224,796
Selling, general and administrative
expenses	67,787	66,558	188,519	185,399

Operating income	17,880	15,452	37,531	39,397
Interest income	(1)	(1)	(3)	(6)
Interest expense	57	43	248	127

Income before income taxes	17,824	15,410	37,286	39,276
Income tax expense	7,127	5,738	14,462	14,839

Net income	$10,697	$9,672	$22,824	$24,437

Net income per share:
Basic	$0.66	$0.54	$1.38	$1.31
Diluted	$0.66	$0.54	$1.38	$1.31

Weighted average shares:
Basic	15,957	17,609	16,287	18,220
Diluted	15,966	17,614	16,293	18,225

Cash dividends declared per share	$0.075	$0.070	$0.220	$0.205

Financial Note:

Per share amounts are computed independently for each quarter of the fiscal year.  The sum of the quarters may not equal the total year due to the impact of changes in weighted shares outstanding and differing applications of earnings under the two-class method.

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
(Unaudited)

	October 28, 2017	January 28, 2017	October 29, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$21,050	$62,944	$33,509
Accounts receivable	7,365	4,424	3,540
Merchandise inventories	302,935	279,646	314,925
Other	6,883	4,737	5,630
Total Current Assets	338,233	351,751	357,604
Property and equipment - net	93,041	96,216	102,932
Deferred income taxes	10,769	9,600	8,163
Other noncurrent assets	663	911	970
Total Assets	$442,706	$458,478	$469,669

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$59,355	$67,808	$69,986
Accrued and other liabilities	21,933	18,488	18,936
Total Current Liabilities	81,288	86,296	88,922
Deferred lease incentives	29,297	30,751	30,320
Accrued rent	10,689	11,255	11,465
Deferred compensation	10,974	10,465	10,171
Other	884	829	767
Total Liabilities	133,132	139,596	141,645
Total Shareholders' Equity	309,574	318,882	$328,024
Total Liabilities and Shareholders' Equity	$442,706	$458,478	$469,669

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (In thousands)
(Unaudited)

	Thirty-nine Weeks Ended October 28, 2017	Thirty-nine Weeks Ended October 29, 2016

Cash Flows From Operating Activities
Net income	$22,824	$24,437
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	17,944	17,698
Stock-based compensation	2,073	3,438
Loss on retirement and impairment of assets	1,831	500
Deferred income taxes	(1,169)	56
Lease incentives	3,515	1,838
Other	(5,212)	(3,064)
Changes in operating assets and liabilities:
Accounts receivable	(2,047)	(1,409)
Merchandise inventories	(23,289)	(22,047)
Accounts payable and accrued liabilities	(8,446)	(1,298)
Other	940	1,303
Net cash provided by operating activities	8,964	21,452

Cash Flows From Investing Activities
Purchases of property and equipment	(16,708)	(17,426)
Net cash used in investing activities	(16,708)	(17,426)

Cash Flows From Financing Activities
Borrowings under line of credit	88,600	0
Payments on line of credit	(88,600)	0
Proceeds from issuance of stock	196	186
Dividends paid	(3,603)	(3,780)
Excess tax benefits from stock-based compensation	0	2
Purchase of common stock for treasury	(29,798)	(35,428)
Shares surrendered by employees to pay taxes on restricted stock	(945)	(311)
Net cash used in financing activities	(34,150)	(39,331)
Net decrease in cash and cash equivalents	(41,894)	(35,305)
Cash and cash equivalents at beginning of period	62,944	68,814
Cash and Cash Equivalents at End of Period	$21,050	$33,509

SHOE CARNIVAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP
(In thousands, except per share data)
(Unaudited)

The following table provides reconciliations of GAAP to non-GAAP financial measures, to reflect the exclusion of non-cash impairment charges of long-lived assets for seven Puerto Rico stores.  There were no non-cash impairment charges of long-lived assets for our Puerto Rico stores for the first nine months of fiscal 2017.

	Fifty-two
	Weeks Ended
	January 28, 2017	% of Net Sales

Non-cash impairment charges	$3,573	0.3%
Tax effect	1,346	0.1%
Non-cash impairment charges net of income taxes	$2,227	0.2%

Reported selling, general and administrative expenses	$251,323	25.1%
Non-cash impairment charges	3,573	0.3%
Adjusted selling, general and administrative expenses, pre-tax	$247,750	24.8%

Reported operating income	$37,912	3.8%
Non-cash impairment charges	3,573	0.3%
Adjusted operating income, pre-tax	$41,485	4.1%

Reported net income	$23,517	2.4%
Non-cash impairment charges net of income taxes	2,227	0.2%
Adjusted net income	$25,744	2.6%

Reported net income per diluted share	$1.28
Non-cash impairment charges net of income taxes	0.12
Adjusted diluted earnings per share	$1.40